Exhibit 99.1

NRC Group Reports Third Quarter 2018 Financial Results

NEW YORK – November 9, 2018 – NRC Group Holdings Corp. (NYSE American: NRCG, NRCG.WS) (“NRCG” or the “Company”), a global provider of comprehensive environmental, compliance and waste management services, reported financial results of NRC Group Holdings, LLC for the third quarter ended September 30, 2018.

On October 17, 2018, the Company consummated the previously announced acquisition (the “Business Combination”) of all the issued and outstanding membership interests of NRC Group Holdings, LLC from JFL-NRC-SES Partners, LLC. In connection with the closing of the Business Combination, the Company changed its name from Hennessy Capital Acquisition Corp. III to NRC Group Holdings Corp. The financial results described herein for dates and periods prior to the Business Combination relate to the operations of NRC Group Holdings, LLC unless otherwise indicated.

Recent NRC Group Highlights

●	Operating revenue in the third quarter increased 38% to $100.0 million compared to $72.3 million in the third quarter of 2017.

●	Closed the acquisition of Quail Run Services, a leading provider of wellsite wastewater treatment, on October 3rd.

●	On October 11th, received a permit for its Pecos County, Texas (Permian Basin) waste disposal landfill with operations expected to commence in 2019.

●	On October 22nd, received a permit for its second Permian Basin waste disposal landfill (Reagan County, Texas), with operations expected to begin in 2019.

●	On November 1st, opened its second operating facility in Mexico to meet growing business demand in the Standby segment.

●	Remain solidly on track to achieve previously announced full-year 2018 and 2019 financial performance outlook as described in recent investor presentations and merger proxy statement.

Management Commentary

“During the third quarter, we experienced significant revenue growth due to our May acquisition of Progressive Environmental Services (SWS), higher overall customer volumes from our environmental services segment and continued strong growth from our Sprint segment in waste disposal services,” said NRCG Chief Executive Officer Chris Swinbank. “We also made considerable progress executing our well-defined growth strategy.”

“In our waste disposal business, we received the permits for our Pecos County and Reagan County, Texas facilities in October. Construction on both facilities has already begun with operations expected to commence in early 2019. In addition, we re-applied for our Andrews County, Texas permit and expect to receive approval in the first half of 2019. Under these scenarios, all facilities should be operating in 2019, which is ahead of our financial plan.”

“We also remain excited about our growth prospects in our standby services segment, specifically around further expansion into Mexico. We are uniquely positioned as the only global commercial Oil Spill Response Organization (OSRO) that can meet the needs of these larger international energy customers. This is demonstrated by the fact we have won all six of the bids for OSRO-type services submitted to date, and we would expect to see similar success with the additional bids we have submitted and will submit in the future.”

“Within our domestic environmental services segment, we are experiencing continued strong demand for our services and we continue to look for new ways capitalize on our large national footprint and unique set of capabilities. Not only have we continued to grow our National Account Program but we also signed our first customer to our new Global Emergency Response Program. This essentially outsources a company’s emergency response capabilities to NRCG, which makes sense given our demonstrated expertise and long-standing safety record.”

“Given our scale, unique set of capabilities, and a growth strategy moving ahead of plan, we believe we are uniquely positioned for growth as a leading global provider of a comprehensive set of essential environmental, compliance and waste management services.”

Third Quarter 2018 Financial Results for NRC Group

Revenue increased 38% to $100.0 million compared to $72.3 million in the third quarter of 2017. The increase was primarily driven by 47% growth in the domestic environmental services segment, primarily attributable to the acquisition of SWS in May 2018. Excluding the SWS acquisition, NRC Group’s revenues would have grown by 21% due to higher customer volumes. Revenues for NRC Group also benefited by 53% growth in the waste disposal services segment from increased customer demand.

Operating expenses, which include cost of revenue (exclusive of depreciation and amortization), were $62.7 million compared to $45.2 million in the prior year period. The increase was primarily due to the SWS acquisition in May and higher costs associated with the significant increase in domestic environmental services revenue, along with service and project mix.

General and administrative expenses in the third quarter increased to $19.2 million compared to $11.5 million in the prior year period primarily due to the SWS acquisition.

As a result, operating income was $5.7 million compared to $8.1 million in the third quarter of 2017.

Net loss was $0.9 million for the quarter, compared to net income of $4.0 million in the third quarter of 2017. The decline was primarily the result of lower operating income, including a $1.0 million increase in acquisition expenses relating to the acquisitions of Cleanline and SWS, as well as higher interest expense. For the nine months ended September 30, 2018, net loss was $1.4 million and Adjusted EBITDA, a non-GAAP financial measure calculated consistent with the Company’s senior credit facility, was $59.7 million. These results do not include any results of operations of the Compnay’s previously announced acquisition of Quail Run Services, which occurred after period end. See below under the heading “Use of Non-GAAP Financial Information” and the table for a description of the Company’s use of Non-GAAP financial information in this release and a reconciliation of such non-GAAP financial measure to GAAP.

As of September 30, 2018, NRC Group had $14.4 million of cash compared to $10.6 million at December 31, 2017.

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Conference Call

The Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its third quarter 2018 results.

Date: Friday, November 9, 2018

Time: 10:00 a.m. Eastern time (9:00 a.m. Central time)

Toll-free dial-in number: 1-888-317-6016

International dial-in number: 1-412-317-6016

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at http://ir.nrcg.com/.

A replay of the conference call will be available on the same day through November 23, 2018.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10126102

About NRCG

NRCG is a global provider of comprehensive environmental, compliance and waste management services. NRCG’s broad range of capabilities enable it to provide global reach to meet the critical, non-discretionary needs of its more than 5,000 customers across diverse industries and end markets to ensure compliance with environmental, health and safety (EH&S) laws around the world. NRC Group, a wholly owned subsidiary of NRCG, was established in June 2018 through the combination of two businesses, National Response Corporation and Sprint Energy Services, both previously operating separately under the ownership of investment affiliates of J.F. Lehman & Company. For more information, please visit www.nrcg.com. No portion of the website referenced in this paragraph is incorporated by reference into or otherwise deemed to be a part of this news release.

Use of Non-GAAP Financial Information

This release describes historical and prospective financial information that includes “Adjusted EBITDA,” a financial measure that is not calculated in accordance with GAAP. The Company has presented NRC Group’s Adjusted EBITDA because it is substantially the same as the metric called “Consolidated Adjusted EBITDA,” as defined in the Company’s senior credit facility, which is a key component in the determination of its leverage ratios (including its ability to service debt and incur capital expenditures). The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its liquidity and core operating performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to financial measures prepared in accordance with GAAP such as operating income or net income as measures of operating performance or cash flows or as measures of liquidity. Adjusted EBITDA is not necessarily calculated the same way as other companies and should not be considered a substitute for or more meaningful than GAAP results, and should be read in conjunction with the GAAP financial information provided in this release.

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The assumptions and estimates underlying prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward-Looking Statements” below. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those described in the prospective financial information, and any reference to prospective financial outlooks in this release should not be regarded as a representation by any person that such results will be achieved.

For a further description of Adjusted EBITDA and explanation of the Company’s use thereof, please see “Reconciliation of Non-GAAP Financial Measure” in the tables that follow.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

The statements in this news release that are not historical statements, including statements regarding anticipated timing of landfill operations, financial outlook and guidance, receipt of projects in Mexico, growth of national accounts program and global emergency response program, and operational growth strategy, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: (1) the Company may not fully recognize the financial benefits of its permits due to an inability to source adequate volumes or a delay in construction; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the permits; (3) unexpected costs, charges or expenses related to or resulting from construction or other matters; (4) changes in applicable laws or regulations; (5) increased competition in Mexico and other markets; (6) ability to manage growth of national accounts program and global emergency response program; and (7) the possibility that NRCG may be adversely affected by other economic, business, and/or competitive factors. The Company undertakes no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. In addition, actual results are subject to other risks identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

Contacts:

Liolios, Investor Relations

Cody Slach

1-949-574-3860

NRCG@liolios.com

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NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash	$14,376	$10,570
Receivables:
Trade, net of allowance for doubtful accounts of $1.6 million and $0.9 million, respectively	95,464	83,976
Other	5,842	2,167
Inventories	6,818	6,827
Prepaid expenses and other current assets	4,735	4,035
Total current assets	127,235	107,575

Property and equipment, net	114,390	106,169
Goodwill	43,823	37,005
Intangible assets, net of accumulated amortization of $32.7 million and $28.5 million, respectively	49,822	50,080
Other assets	1,157	1,276
Total assets	$336,427	$302,105

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$45,016	$42,124
Accrued wages and benefits	3,871	3,777
Deferred revenue	4,532	2,012
Other current liabilities	168	1,152
Current portion of term loans	3,080	5,510
Current portion of equipment loan	-	500
Borrowings outstanding under revolving credit agreements	5,700	8,211
Total current liabilities	62,367	63,286

Term loans, net of current portion and deferred financing costs	294,892	188,473
Equipment loan, net of current portion	-	556
Deferred taxes	309	241
Asset retirement obligation	1,352	650
Other long-term liabilities	339	5,800
Total liabilities	359,259	259,006

Commitments and contingencies

Members’ Equity (Deficit)
Common units	64,150	64,150
Additional paid in capital	14,331	78,057
Accumulated deficit	(95,252)	(93,805)
Accumulated other comprehensive loss	(6,061)	(5,303)
Total members’ equity (deficit)	(22,832)	43,099
Total liabilities and members’ equity (deficit)	$336,427	$302,105

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NRC GROUP HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2018	2017	2018	2017

Operating revenue	$99,982	$72,263	$252,906	$184,625

Costs and expenses
Operating expenses, including cost of revenue (exclusive of depreciation and amortization)	62,734	45,186	168,524	122,919
General and administrative expenses	19,234	11,491	39,427	28,974
Depreciation and amortization	9,889	6,602	21,673	19,345
Management fees	595	379	1,395	1,209
Acquisition expense	1,042	22	4,328	456
Other expense, net	531	482	2,871	2,540
Total costs and expenses	94,025	64,162	238,218	175,443
Operating income	5,957	8,101	14,688	9,182

Other income (expenses)
Interest income	-	5	-	6
Interest expense	(6,041)	(3,628)	(13,674)	(10,533)
Foreign currency transaction loss	(67)	(422)	(26)	(383)
Loss on debt extinguishment	-	-	(2,720)	-
Other income (expenses)	4	2	(4)	(31)
Total other expenses, net	(6,104)	(4,043)	(16,424)	(10,941)
Income (loss) before income taxes	(147)	4,058	(1,736)	(1,759)
Income tax expense (benefit)	731	19	(289)	219
Net income (loss)	$(878)	$4,039	$(1,447)	$(1,978)

Other comprehensive loss, net of tax
Foreign currency translation loss	(218)	(4,785)	(758)	(5,483)
Total other comprehensive loss	(218)	(4,785)	(758)	(5,483)
Comprehensive income (loss)	$(1,096)	$(746)	$(2,205)	$(7,461)

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Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA

This release uses the term “Adjusted EBITDA,” which is not a recognized measure under GAAP. The Company uses Adjusted EBITDA as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. For purposes of this release, the Company defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net, (iii) provision for income taxes (clauses (i) through (iii) referred to collectively as “EBITDA”), net, (iv) foreign currency translation gain or loss and (v) gain or loss on equipment sales or retirements, adjusted to include certain add-backs permitted by the Credit Agreement, including (i) management fees, (ii) impairment expense of goodwill and intangible assets, (iii) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments, facility closure costs and financing fees and expenses), (iv) the impact of pre-acquisition revenues, earnings and EBITDA of certain recent acquisitions and certain management estimates relating thereto, (v) normalization adjustments to reflect a run-rate level of EBITDA within NRC Group’s historical financial statements, (vi) non-recurring costs and other non-operating expenses and income, (vii) the impact of certain completed cost savings initiatives at various domestic regions, (viii) the impact of a reduction in force adjustment, (ix) costs relating to the shutdown of certain international operations and (x) certain out-of-period timing adjustments and reclassification of capitalized leases not applicable under the Company’s new senior credit facility dated June 11, 2018 (as amended, the “New Credit Facility”). “Adjusted EBITDA” is substantially the same as the metric called “Consolidated Adjusted EBITDA,” as defined in the Company’s New Credit Facility, which is a key component in the determination of the Company’ leverage ratios (including its ability to service debt and incur capital expenditures).

The Company’s method of computing Adjusted EBITDA is substantially consistent with that used for debt covenant calculation purposes under the New Credit Facility and also is routinely reviewed by management for that purpose. For example, under the New Credit Facility if as of the last day of any fiscal quarter the sum of the aggregate outstanding principal amount of all revolving loans plus the aggregate amount of letters of credit obligations (excluding letters of credit to the extent cash collateralized and undrawn letters of credit in an aggregate amount not to exceed $15 million) plus the aggregate outstanding principal amount of all swingline loans exceeds 30% of the revolving credit limit then in effect, NRC Group is required to maintain a consolidated total net leverage ratio, calculated in accordance with the New Credit Facility, or equal to or less than 5.45:1.00. The total net leverage ratio is the ratio of consolidated total net debt (as defined in the New Credit Facility) to Consolidated Adjusted EBITDA (as defined in the New Credit Facility). This covenant is not currently in effect.

The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its liquidity and core operating performance. However, Adjusted EBITDA is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Additionally, certain items excluded from Adjusted EBITDA are also significant components in understanding and assessing the Company’s liquidity, such as interest payments, payments made for transaction expenses and extraordinary items and management fees. Also, other companies in the Company’s industry may define Adjusted EBITDA differently than it does, and as a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the liquidity or performance of those companies to NRC Group’s liquidity or performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by the Company’s business or cash flow available to it to invest in the growth of its business. The Company’s management compensates for these limitations by relying primarily on GAAP results and using Adjusted EBITDA supplementally.

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A reconciliation of net cash provided by operating activities to net income (loss) to Adjusted EBITDA for the periods indicated is as follows:

	NRC Group
	For the Nine Months Ended Sept 30,		For the Years Ended December 31,
	2018[9]	2017	2017
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	14,570	10,535	17,036
Depreciation of property and equipment	(17,314)	(14,997)	(20,380)
Amortization of intangible assets	(4,359)	(4,348)	(5,768)
Accretion of asset retirement obligation	(52)	-	-
Amortization of deferred financing costs	(1,237)	(896)	(1,244)
Bad debt expense	(423)	(235)	(146)
Deferred income tax provision	(68)	7	10
Realized loss (gain) from equipment sales or retirements	-	6	(21)
Loss on extinguishment of debt	(2,720)	-	(93)
Goodwill and intangible assets impairment expense	-	-	-
Changes in operating assets and liabilities, net of acquisition:	10,156	7,950	16,278

Net income (loss) [1]	(1,447)	(1,978)	5,672

Total income tax expense (benefit)	(289)	219	447
Interest income	-	(6)	(7)
Interest expense	13,674	10,533	14,126
Loss on debt extinguishment	2,720	-	-
Foreign currency transaction gain (loss)	26	383	402
Gain (loss) from equipment sales or retirements	-	-	-
Other expense, net	4	31	-
Management fees	1,395	1,209	1,036
Impairment expense of goodwill and intangible assets	-	-	-
Acquisition Transaction expenses	4,328	456	582
Transition expenses and extraordinary items [2]	2,871	2,540	4,667
Pre-NRC EBITDA contribution [3]	(1,708)	(1,786)	(473)
Restructuring and Large Event Adjustments [4]	3,592	3,188	5,192
Estimated SWS Acquisition Synergies [5]	2,884	2,884	3,846
Expenses not in the normal course of business [6]	804	1,698	3,150
Reorganization Adjustments [7]	6,871	5,902	4,397
Reclassification items [8]	2,313	-	(342)
Total Adjustments	23,350	16,091	22,056

Adjusted EBITDA, per Credit Agreement	$59,711	$44,618	$68,844

Footnotes:

[1]	NRC Group Holdings, LLC and Subsidiaries GAAP net income.
[2]	Consists of one-time set-up costs for growth opportunities in Mexico, senior management placement fees, as well as expenses related to add-on acquisitions such as severance, one-time legal, rebranding, and closure costs.
[3]	Stub period reported EBITDA of certain NRC acquisitions prior to NRC acquisition.
[4]	NRC normalized results from Southern California and New England regions, which underwent material reorganization starting in April 2017. These adjustments are evidenced by increased performance in nine months ended September 30, 2018 versus the same period in 2017. This also includes the savings from terminating Progressive Environmental Services, Inc. (“SWS”) corporate employees as well as the remaining financial results associated with the closed SWS service centers. Sprint normalized results consist of the impact of Hurricane Harvey-related closure of the Karnes Facility and temporarily low margins during the start-up phase of the Pecos facility.
[5]	Consists of identified hard cost savings from planned headcount reductions, insurance savings and purchasing efficiencies from integration the SWS acquisition. Actions have taken or are currently taking place.
[6]	NRC includes identified one-time, non-recurring expenses including severance, consulting, lawsuit settlement and other expenses not anticipated to occur in future periods. Sprint consists of extraordinary, non-recurring items including ad-back of landfill rental equipment that has been purchased and start-up costs for a new yard.
[7]	NRC consists of savings realized from cost reduction initiatives completed in the Pacific Northwest, Northern California and East regions, including headcount reductions and procurement along with a reduction-in-force completed in April 2018 and September 2018. Sprint consists of the impact of price increases implemented by Sprint since late 2017 at the Karnes Facility as well as the removal of non-recurring operating costs associated with the disposal pit.
[8]	Consists of out-of-period timing adjustments and reclassification of capitalized leases stemming from the PCAOB audit which are not applicable under the New Credit Facility.
[9]	Results do not include any results of operations of the Company’s previously announced acquisition of Quail Run Services, which occurred after period end.

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